Castelle and Subsidiaries                                           Exhibit 23.1

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                      Consent of PricewaterhouseCoopers LLP
                             Independent Accountants




We consent to the incorporation by reference in the Registration Statement of Castelle and Subsidiaries on Form S-8 (File Numbers 333-75247, 333-21845 and 333-06083) of our report dated February 14, 2001, relating to the consolidated financial statements, which appears in the Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated February 14, 2001 relating to the financial statement schedules, which also appears in that Form 10-K.









Pricewaterhouse Coopers
San Jose, California
March 29, 2001